UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015

LINDSAY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13419	47-0554096
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2222 North 111th Street Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

(402) 829-6800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 22, 2015, Lindsay Corporation (the “Company”) completed its acquisition of Elecsys Corporation, a Kansas corporation (NASDAQ: ESYS) (“Elecsys”), pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”), by and between the Company, Matterhorn Merger Sub, Inc., a new wholly owned subsidiary of the Company, and Elecsys. As previously disclosed, the Company paid cash consideration of $17.50 per share for each share of Elecsys common stock outstanding at closing, for a total purchase price of approximately $70.5 million, which included the cashing out of Elecsys’ equity compensation awards.

A copy of the Merger Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 4, 2014 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

2.1	Agreement and Plan of Merger, dated November 4, 2014, by and between Lindsay Corporation, Matterhorn Merger Sub, Inc. and Elecsys Corporation, incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2015	LINDSAY CORPORATION

	By:	/s/ James C. Raabe
James C. Raabe, Vice President and Chief Financial Officer